                                                                     EXHIBIT 2.3


                                                          3COM/PALM CONFIDENTIAL
                                                         DRAFT - WSGR 12/01/1999


                        MASTER TECHNOLOGY OWNERSHIP AND
                               LICENSE AGREEMENT

                                    between

                               3COM CORPORATION

                                      and

                                  PALM, INC.



                        Effective as of ________, 2000

                                                          3COM/PALM CONFIDENTIAL
                                                         DRAFT - WSGR 12/01/1999


               MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----
ARTICLE 1 DEFINITIONS.............................................   1

     1.1   ANCILLARY AGREEMENTS...................................   1
     1.2   COPYRIGHTS.............................................   1
     1.3   DATABASE RIGHTS........................................   2
     1.4   DISTRIBUTION DATE......................................   2
     1.5   GALAHAD PROJECT........................................   2
     1.6   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT............   2
     1.7   INVENTION DISCLOSURE...................................   2
     1.8   IPO REGISTRATION STATEMENT.............................   2
     1.9   JOINT TECHNOLOGY.......................................   2
     1.10  MASK WORK RIGHTS.......................................   2
     1.11  MASTER CONFIDENTIAL DISCLOSURE AGREEMENT...............   3
     1.12  MASTER PATENT OWNERSHIP AND ASSIGNMENT AGREEMENT.......   3
     1.13  MASTER SEPARATION AND DISTRIBUTION AGREEMENT...........   3
     1.14  PALM BUSINESS..........................................   3
     1.15  PALM COMPUTING PLATFORM................................   3
     1.16  PALM OS................................................   3
     1.17  PALM PRODUCTS DATABASE.................................   3
     1.18  PALM TECHNOLOGY........................................   3
     1.19  PALM TECHNOLOGY DATABASE...............................   4
     1.20  PATENTS................................................   4
     1.21  PERSON.................................................   4
     1.22  SELL...................................................   4
     1.23  SEPARATION DATE........................................   4
     1.24  SUBSIDIARY.............................................   4
     1.25  TDC....................................................   4
     1.26  TECHNOLOGY.............................................   5
     1.27  THIRD PARTY............................................   5

ARTICLE 2 OWNERSHIP...............................................   5
     2.1   OWNERSHIP OF PALM TECHNOLOGY...........................   5
     2.2   JOINT TECHNOLOGY.......................................   6
     2.3   PRIOR GRANTS...........................................   6
     2.4   ASSIGNMENT DISCLAIMER..................................   7

                                                          3COM/PALM CONFIDENTIAL
                                                         DRAFT - WSGR 12/01/1999


                               TABLE OF CONTENTS
                                  (continued)


                                                                  Page
                                                                  ----
ARTICLE 3 LICENSES AND RIGHTS.....................................   7

     3.1   PALM COMPUTING PLATFORM................................   7
     3.2   GALAHAD PROJECT AND TDC................................   7
     3.3   RIGHTS TO JOINT TECHNOLOGY.............................   8
     3.4   NO PATENT LICENSES.....................................   9
     3.5   THIRD PARTY TECHNOLOGY.................................   9

ARTICLE 4 CONFIDENTIALITY.........................................   9

ARTICLE 5 NO TERMINATION..........................................   9

ARTICLE 6 DISPUTE RESOLUTION......................................   9

     6.1   MEDIATION..............................................   9
     6.2   ARBITRATION............................................  10
     6.3   COURT ACTION...........................................  10
     6.4   CONTINUITY OF SERVICE AND PERFORMANCE..................  11

ARTICLE 7 LIMITATION OF LIABILITY.................................  11

ARTICLE 8 MISCELLANEOUS PROVISIONS................................  11

     8.1   DISCLAIMER.............................................  11
     8.2   NO IMPLIED LICENSES....................................  12
     8.3   INFRINGEMENT SUITS.....................................  12
     8.4   NO OTHER OBLIGATIONS...................................  12
     8.5   ENTIRE AGREEMENT.......................................  12
     8.6   GOVERNING LAW..........................................  13
     8.7   DESCRIPTIVE HEADINGS...................................  13
     8.8   NOTICES................................................  13
     8.9   NONASSIGNABILITY.......................................  14
     8.10  SEVERABILITY...........................................  14
     8.11  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..  14
     8.12  AMENDMENT..............................................  14
     8.13  COUNTERPARTS...........................................  15

               MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

     This Master Technology Ownership and License Agreement (the "Agreement") is effective as of ________, 2000 (the "Effective Date"), between 3Com Corporation, a Delaware corporation ("3Com"), having an office at 5400 Bayfront Plaza, Santa Clara, California, 95052 and Palm, Inc., a Delaware corporation ("Palm"), having an office at 5400 Bayfront Plaza, Santa Clara, California, 95052.

     WHEREAS, the Board of Directors of 3Com has determined that it is in the best interest of 3Com and its stockholders to separate 3Com's existing businesses into two independent businesses;

     WHEREAS, as part of the foregoing, 3Com and Palm's predecessor, Palm Computing, Inc., a California Corporation, have entered into a Master Separation and Distribution Agreement (as defined below), which provides, among other things, for the separation of certain Palm assets and Palm liabilities, the initial public offering of Palm stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

     WHEREAS, also as part of the foregoing, the parties desire to confirm Palm's ownership or joint ownership of certain technology.

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:


                                   ARTICLE 1


                                  DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

     1.1 ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in the Master Separation and Distribution Agreement.

     1.2 COPYRIGHTS. "Copyrights" mean (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof, (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof, and (iii) moral rights under the laws of any jurisdiction.

     1.3 DATABASE RIGHTS. "Database Rights" means any rights in databases under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration thereof.

     1.4 DISTRIBUTION DATE. "Distribution Date" shall have the meaning set forth in the Master Separation and Distribution Agreement.

     1.5 GALAHAD PROJECT. "Galahad Project" means the development effort within 3Com's Wireless Connectivity Division (WCD) currently known internally as the Galahad Project.

     1.6 GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT. "General Assignment and Assumption Agreement" means the General Assignment and Assumption Agreement between the parties.

     1.7 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records.

     1.8 IPO REGISTRATION STATEMENT. "IPO Registration Statement" means the registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission registering the shares of common stock of Palm to be issued in the initial public offering, together with all amendments thereto.

     1.9 JOINT TECHNOLOGY. "Joint Technology" means the manufacturing Technology indicated to be jointly owned in the Palm Technology Database, and Technology which has been jointly developed by the parties prior to the Separation Date that is incorporated into Current Palm Products (as defined in the Master Patent Ownership and Assignment Agreement); provided, however, that Joint Technology shall not include any Technology developed under the Galahad Project or work done by TDC, except as otherwise agreed by the parties in writing.

     1.10 MASK WORK RIGHTS. "Mask Work Rights" means (i) any rights in mask works, as defined in 17 U.S.C. Section 901, whether registered or unregistered, including applications for registration thereof, and (ii) any foreign rights in semiconductor topologies under the laws of any jurisdiction, whether registered or unregistered, including applications for registration thereof.

     1.11 MASTER CONFIDENTIAL DISCLOSURE AGREEMENT. "Master Confidential Disclosure Agreement" means the Master Confidential Disclosure Agreement between 3Com and Palm.

     1.12 MASTER PATENT OWNERSHIP AND ASSIGNMENT AGREEMENT. "Master Patent Ownership and Assignment Agreement" means the Master Patent Ownership and Assignment Agreement between 3Com and Palm.

     1.13 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. "Master Separation and Distribution Agreement" means the Master Separation and Distribution Agreement between 3Com and Palm.

     1.14 PALM BUSINESS. "Palm Business" means the business and operations of Palm as described in the IPO Registration Statement.

     1.15 PALM COMPUTING PLATFORM. "Palm Computing Platform" means the Palm OS and other related software and hardware technology and documentation generally licensed by Palm to third party developers of handheld computing or communication products.

     1.16 PALM OS. "Palm OS" means the Palm operating system software files and build tools.

     1.17 PALM PRODUCTS DATABASE. "Palm Products Database" means the mutually agreed Palm Products Database as of the Separation Date, as it may be updated by the parties upon mutual agreement (signed by authorized officers) of the parties to add Palm products as of the Separation Date.

     1.18 PALM TECHNOLOGY. "Palm Technology" means (i) all Technology developed solely by Palm or Subsidiaries of Palm or by its subcontractors for Palm or its Subsidiaries, (ii) all Technology for which the direct costs were solely paid for by Palm, (iii) the Palm Computing Platform, (iv) the manufacturing technology that is indicated as to be owned by Palm in the Palm Technology Database, and (v) all Technology developed or being developed solely by the Palm Business as of the Separation Date. For the avoidance of doubt, the parties agree that 3Com owns all right, title and interest in and to any Technology that may have been jointly developed by the parties in the Galahad Project and any projects with the TDC and any Technology either developed solely by 3Com or for which the direct costs were solely paid for by 3Com.

     1.19 PALM TECHNOLOGY DATABASE. "Palm Technology Database" means the mutually agreed Palm Technology Database as of the Separation Date, as it may be updated by the parties upon mutual agreement (signed by authorized officers) of the parties to add Palm Technology as of the Separation Date.

     1.20 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

     1.21 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     1.22 SELL. To "Sell" a product means to sell, transfer, lease or otherwise dispose of a product. "Sale" and "Sold" have the corollary meanings ascribed thereto.

     1.23 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, February 26, 2000, or such other date as may be fixed by the Board of Directors of 3Com.

     1.24 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, Palm shall be deemed not to be a subsidiary of 3Com.

     1.25  TDC. "TDC" means the 3Com Technology Development Center.

     1.26 TECHNOLOGY. "Technology" means technological models, algorithms, manufacturing processes, design processes, behavioral models, logic diagrams, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like. The term Technology includes Copyrights, Database Rights, Mask Work Rights, trade secrets and any other intellectual property right, but expressly does not include (i) any trademark, trade name, trade dress or service mark, or applications for registration thereof or (ii) any Patents or applications therefor, including any of the foregoing that may be based on Invention Disclosures that are covered by the Master Patent Ownership and License Agreement between the parties, but does include trade secret rights in and to inventions disclosed in such Patent applications and Invention Disclosures.

     1.27 THIRD PARTY. "Third Party" means a Person other than 3Com and its Subsidiaries and Palm and its Subsidiaries.

                                   ARTICLE 2


                                   OWNERSHIP

     2.1 OWNERSHIP OF PALM TECHNOLOGY. The parties hereby confirm that Palm owns all right, title and interest in and to the Palm Technology. Subject to Sections 2.3 and 2.4 below, to the extent that 3Com has any ownership rights in and to the Palm Technology, 3Com hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Palm Technology, to be held and enjoyed by Palm, its successors and assigns. 3Com further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Database Rights and Mask Work Rights in and to the Palm Technology, and for past misappropriation of trade secrets in and to the Palm Technology. 3Com further covenants that 3Com will, without demanding any further consideration therefor, at the request and expense of Palm (except for the value of the time of 3Com employees), do (and cause its Subsidiaries to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting Palm's rights to such Palm Technology consistent with 3Com's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Palm for each Copyright, Mask Work Right or Database Right jurisdiction.

     2.2 JOINT TECHNOLOGY. The parties hereby confirm that 3Com and Palm jointly own all right, title and interest in and to the Joint Technology.

          (a) Subject to Sections 2.3 and 2.4 below, 3Com hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm an undivided one-half interest in and to the Joint Technology to be held and enjoyed by Palm, its successors and assigns. 3Com further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm an undivided one-half interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Database Rights and Mask Work Rights in and to the Joint Technology, and for past misappropriation of trade secrets in and to the Joint Technology. 3Com further covenants that 3Com will, without demanding any consideration therefor, at the request and expense of Palm (except for the value of the time of 3Com employees), do (and cause its Subsidiaries to do) all lawful and just acts including the execution and acknowledgement of instruments, that may be or become necessary for evidencing, maintaining and perfecting Palm's rights to such Joint Technology consistent with 3Com's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Palm for each Copyright, Mask Work Right or Database Right jurisdiction.

          (b) Subject to Sections 2.3 and 2.4 below, Palm hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to 3Com an undivided one-half interest in and to the Joint Technology to be held and enjoyed by 3Com, its successors and assigns. Palm further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to 3Com an undivided one-half interest in and to any and all causes of action and rights of recovery for past infringement of Copyrights, Database Rights and Mask Work Rights in and to the Joint Technology, and for past misappropriation of trade secrets in and to the Joint Technology. Palm further covenants that Palm will, without demanding any consideration therefor, at the request and expense of 3Com (except for the value of the time of Palm employees), do (and cause its Subsidiaries to
do) all lawful and just acts including the execution and acknowledgement of instruments, that may be or become necessary for evidencing, maintaining and perfecting 3Com's rights to such Joint Technology consistent with Palm's general business practice as of the Separation Date, including but not limited to, execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by 3Com for each Copyright, Mask Work Right or Database Right jurisdiction.

     2.3  PRIOR GRANTS.

          (a) Palm acknowledges and agrees that the foregoing assignment is subject to any and all licenses or other rights that may have been granted by or to 3Com or its Subsidiaries with respect to the Palm Technology prior to the Separation Date. 3Com shall respond to reasonable inquiries from Palm regarding any such prior grants.

          (b) 3Com acknowledges and agrees that the foregoing assignment is subject t any and all licenses or other rights that may have been granted by or to Palm or its Subsidiaries with respect to the 3Com Technology prior to the Separation Date. Palm shall respond to reasonable inquiries from 3Com regarding any such prior grants.

     2.4 ASSIGNMENT DISCLAIMER. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS IS," QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF EITHER PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. FURTHER, THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY NOR ANY SUBSIDIARY OF EITHER PARTY SHALL HAVE ANY OBLIGATION UNDER THIS AGREEMENT TO MAINTAIN OR SUPPORT ANY OF THE TECHNOLOGY ASSIGNED UNDER THIS AGREEMENT OR TO PROVIDE ANY UPGRADES OR ENHANCEMENTS THERETO TO THE OTHER PARTY.

                                   ARTICLE 3


                              LICENSES AND RIGHTS

     3.1 PALM COMPUTING PLATFORM. In recognition of the fact that 3Com and Palm were affiliated entities prior to the Separation Date, Palm agrees to grant a license (i) to 3Com with respect to the Palm Computing Platform on favorable terms, and (ii) to 3Com (IAD) with respect to certain portions of the Palm OS on favorable terms. The parties agree to negotiate such licensing agreements reasonably and in good faith as promptly as they can reasonably accomplish, but in no event later than the Distribution Date.

     3.2 GALAHAD PROJECT AND TDC. The parties agree to negotiate reasonably and in good faith joint development and licensing agreements with respect to Technology developed in the Galahad Project and TDC (with respect to Palm related projects) as promptly as they can reasonably accomplish, but in no event later than the Distribution Date.

     3.3  RIGHTS TO JOINT TECHNOLOGY.

          (a) Each party has the right to (i) use and exploit the Joint Technology, (ii) license the Joint Technology to Third Parties, and (iii) transfer its ownership interest in any or all Joint Technology to any Third Party, in each case (x) without restriction, (y) without the consent of the other party, and (z) without the obligation to account to the other party for profits derived therefrom.

          (b) Should either party (the "Registering Party") desire at any time to register Copyrights, Database Rights or Mask Work Rights in and to the Joint Technology in any jurisdiction, such party shall notify the other party (the "Non-Registering Party") in writing of its intent and the reasons therefor. The Non-Registering Party promptly shall communicate in writing any objections it may have. In the absence of any written objections within thirty (30) days after the date of its notice, the Registering Party shall be free to proceed with the desired registration in the name of both 3Com and Palm. In the event of any such objections by the Non-Registering Party, the parties shall discuss and negotiate reasonably and in good faith to resolve the objections based on each party's business objectives with respect to the relevant item of Joint Technology. The parties shall share equally any actual and reasonable out-of-pocket expenses (expressly excluding the value of the time of either party's employees) incurred in connection with any such registration. The Registering Party promptly shall provide the Non-Registering Party with copies of each application and issued registration under this Section 3.3(b).

          (c) Should either party become aware of any actual infringement or misappropriation of Joint Technology, such party shall promptly communicate the details to the other party and the parties will meet and confer regarding any enforcement action with respect to such Joint Technology. If the parties decide jointly to bring an action for infringement or misappropriation of such Joint Technology, the parties shall equally share all actual and reasonable expenses associated therewith (except for the value of the time of each party's employees in connection with the action; each party shall alone bear its employee expenses) and any resulting damages or compensation, including any amounts paid in settlement. If the parties decide not to jointly bring such an action, either party or any of its Subsidiaries may, at its own expense (including, as the parties shall agree on a case by case basis, compensation, if any, of the other party for the value of time of the other party's employees as reasonably required in connection with the action), enforce any Joint Technology against any Third Party infringer or misappropriating Person without the consent of the other party, subject to the following: (i) neither party shall have any obligation to be joined as a party plaintiff in such action without its prior written consent, which may be granted or withheld in its sole discretion, regardless of whether such joinder is required in order to confer jurisdiction in the jurisdiction in which the action is to be brought, (ii) if either party brings any such action on its own, including cases in which the other party consents to be named as party plaintiff, the party bringing the action agrees to defend, indemnify and hold harmless the other party for all losses, costs, liabilities and expenses arising out of or related to the bringing of such action, and (iii) the party bringing such action may not take any action, or make any admissions, that may affect the validity of any registration for Copyrights, Database Rights or Mask Work Rights covering Joint Technology without the prior written consent of the other party. If the enforcing party or its Subsidiaries recovers any damages or compensation for any action the enforcing party or the Subsidiaries of the enforcing party takes hereunder, including any settlement, the enforcing party or the Subsidiaries of the enforcing party shall retain one hundred percent (100%) of such damages. If the parties cooperate in any such enforcement action, then any recovery of damages or compensation shall be allocated pursuant to mutual agreement.

     3.4 NO PATENT LICENSES. Nothing contained in this Agreement shall be construed as conferring to either party by implication, estoppel or otherwise any license or right under any Patent or applications therefor, whether or not the exercise of any right herein granted necessarily employs an invention of any existing or later issued Patent. The applicable licenses granted by 3Com to Palm with respect to Patents are set forth in a separate Master Patent Ownership and License Agreement.

     3.5 THIRD PARTY TECHNOLOGY. The assignment of any applicable license agreements with respect to Third Party Technology are set forth in the General Assignment and Assumption Agreement.

                                   ARTICLE 4


                                CONFIDENTIALITY

     The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.

                                   ARTICLE 5


                                NO TERMINATION

     Each party acknowledges and agrees that its remedy for breach by the other party of any provision hereof shall be, subject to the requirements of Article 6, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of this Agreement. For the avoidance of doubt, the parties intend that this Agreement continue in perpetuity.

                                   ARTICLE 6


                              DISPUTE RESOLUTION
     6.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as Confidential Information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorneys' fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding alternate dispute resolution ("ADR").

     6.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Santa Clara County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

     6.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

     6.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 6 with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE 7


                            LIMITATION OF LIABILITY.


     IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT J OF THE MASTER SEPARATION AND DISTRIBUTION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                                   ARTICLE 8


                           MISCELLANEOUS PROVISIONS

     8.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL TECHNOLOGY AND ANY OTHER INFORMATION OR MATERIALS PROVIDED HEREUNDER IS PROVIDED ON AN "AS IS" BASIS, AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

     8.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Palm Technology and

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the Joint Technology. Neither party is required hereunder to furnish or disclose to the other any technical or other information, except as specifically provided herein.

     8.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Copyrights, Database Rights or Mask Work Rights or misappropriation of any trade secret rights in or to any Technology licensed to the other party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such rights or which claims that any Technology assigned or licensed to the other party hereunder infringes any Patent, Copyright, Database Right, Mask Work Right or other intellectual property right of any Third Party or constitutes a misappropriated trade secret of any Third Party. 3Com shall not have any right to institute any action or suit against Third Parties for infringement of any of the Copyrights, Database Rights or Mask Work Rights in or to the Palm Technology.

     8.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries, is obligated under this Agreement to provide any technical assistance.

     8.5 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear on any portion of the Palm Technology or the Joint Technology. To the extent there is a conflict between this Agreement and the Master Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern. To the extent that the parties enter into specific agreements regarding specific projects such as the Galahad Project or the Palm Computing Platform license, such agreements shall supersede this Agreement with respect to any common subject matter.

     8.6 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 6 above.

     8.7 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes

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

only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     8.8 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

          if to 3Com:

                       3Com Corporation
                       5400 Bayfront Plaza
                       Santa Clara, California 95052
                       Attention: General Counsel
                       Fax: (408) 326-6434

          if to Palm:

                       Palm, Inc.
                       5400 Bayfront Plaza
                       Santa Clara, California 95052
                       Attention: General Counsel
                       Fax: (408) 326-6434

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     8.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign this Agreement to an entity that succeeds to all or substantially all of the business or assets of such party as long as such Person agrees to accept all of the terms set forth herein; provided, however, that the rights and obligations set forth in Sections 3.1 and 3.2 may not be assigned or transferred in any event (except in the case of a reincorporation of such party in another state). Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

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     8.10  SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     8.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     8.13 COUNTERPARTS. This Agreement, including the Ancillary Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     WHEREFORE, the parties have signed this Master Technology Ownership and License Agreement effective as of the date first set forth above.

3COM CORPORATION                        PALM, INC.

By:_______________________________      By:_______________________________

Name:_____________________________      Name:_____________________________

Title:____________________________      Title:____________________________

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